                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 16, 1996 accompanying the financial statements of Los Angeles Community Dialysis (a division of Medipace Medical Group, Inc.) included on Form 8-K of Sargent, Inc. (currently National Quality Care, Inc.) dated May 24, 1996 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 14, 1997